Exhibit 99.1

Singularity Announces Pricing of $1.1 Million Registered Direct Offering

New York, N.Y., Jan. 24, 2025 (GLOBE NEWSWIRE) -- Singularity Future Technology Ltd. (Nasdaq: SGLY) (“Singularity” or the “Company”), today announced that it has entered into securities purchase agreements with several institutional investors to purchase an aggregate of 700,000 shares of the Company’s common stock (the “Common Stock”) in a registered direct offering. The shares of Common Stock are being sold at an offering price of $1.63 per share.

The gross proceeds to the Company from the registered direct offering are estimated to be approximately $1.1 million before deducting the placement agent’s fees and other estimated offering expenses payable by the Company. The offering is expected to close on or about January 27, 2025, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the sole placement agent in connection with the offering.

The Common Stock is being offered pursuant to a shelf registration statement on Form S-3, as amended (File No. 333-282006), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 24, 2024. The offering will be made only by means of a prospectus supplement that forms a part of such registration statement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the Common Stock will be filed by the Company with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3500.

About Singularity Future Technology Ltd.

The Company is a global logistics integrated solution provider that was founded in the United States in 2001. The Company primarily focuses on providing freight logistics services, which mainly include shipping, warehouse, resources, equipment, and other logistical support to steel companies and e-commerce businesses.

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact in this press release are forward-looking statements, including but not limited to, the use of proceeds from the Company’s offering, the intent, belief or current expectations of Singularity and members of its management, as well as the assumptions on which such statements are based. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and in its other filings with the SEC.

For more information, please contact:

IR@singularity.us
Phone number: 718-888-1814